UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
February 27, 2024
Date of Report (date of earliest event reported)
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Rover Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39774	85-3147201
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 Olive Way, 19th Floor, Seattle, WA	98101
(Address of Principal Executive Offices)	(Zip Code)
(888) 453-7889
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)
________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ROVR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note

As previously disclosed, on November 29, 2023, Rover Group, Inc. (“Rover” or the “Company”) entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) with Biscuit Parent, LLC (“Parent”) and Biscuit Merger Sub, LLC (“Merger Sub”). On February 27, 2024 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into the Company (collectively with the other transactions contemplated by the Merger Agreement, the “Merger”), with Rover continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of investment funds managed by Blackstone Inc. (“Blackstone”). Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Rover’s Class A common stock, par value $0.0001 per share (“Common Stock”), was canceled and converted into the right to receive $11.00 in cash, without interest and subject to any applicable tax withholdings (the “Merger Consideration”), subject to certain exceptions set forth in the Merger Agreement.

Item 1.01    Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Concurrently with the closing of the Merger, on February 27, 2024, Biscuit Intermediate LLC, as holdings, Parent, as the borrower, and Rover, as a guarantor, entered into that certain credit agreement with Golub Capital Markets LLC, as administrative agent, collateral agent and letter of credit issuer, each additional borrower party thereto from time to time, each other guarantor party thereto from time to time, each lender from time to time party thereto and each other letter of credit issuer from time to time party thereto (the “Credit Agreement”), which provides for (i) a term loan facility in an aggregate principal amount equal to $250 million and (ii) a revolving credit facility in an aggregate principal amount equal to $75 million. Certain of Parent’s subsidiaries (including Rover) are guarantors under the Credit Agreement. The obligations under the Credit Agreement are secured on a first priority basis by substantially all assets of the borrower and the guarantors (subject to certain exclusions and exceptions). The Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of the respective types provided for therein.

Item 2.01    Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

On the Closing Date, pursuant to the terms of the Merger Agreement, the Merger was consummated. At the Effective Time, each issued and outstanding share of Common Stock (other than shares held by Rover, Parent or Merger Sub immediately prior to the Effective Time, or any shares held by a holder who has properly exercised their demand for appraisal or dissenters’ rights under Delaware law) was cancelled and converted into the right to receive the Merger Consideration.

In addition, pursuant to the terms of the Merger Agreement, at the Effective Time:

•each outstanding Rover stock option (“Company Option”), to the extent vested, was cancelled and automatically converted into the right to receive the product of (1) the aggregate number of shares of Common Stock subject to such vested Company Option, multiplied by (2) the excess, if any, of $11.00 over such vested Company Option’s applicable per share exercise price, subject to any required tax withholdings;

•each unvested Company Option was cancelled and automatically converted into the right to receive an amount in cash, without interest, equal to the product of: (1) the total number of shares of Common Stock subject to such unvested Company Option, multiplied by (2) the excess, if any, of $11.00 over the unvested Company Option’s per share exercise price, subject to any required tax withholdings (the “Cash Replacement Company Option Amounts”), which Cash Replacement Company Option Amounts will be subject to the same vesting conditions (including continued service requirements and any accelerated vesting on specific terminations of employment) that applied to the cancelled unvested Company Option, except for terms rendered inoperative by reason of the Merger or for any applicable administrative or ministerial changes;

•each outstanding Rover restricted stock unit (“Company RSU”), to the extent vested, was cancelled and automatically converted into the right to receive the product of (1) the aggregate number of shares of Common

Stock subject to such vested Company RSU, multiplied by (2) $11.00, subject to any required tax withholdings; and

•each unvested Company RSU was cancelled and automatically converted into the right to receive an amount in cash, without interest, equal to the product of: (1) the total number of shares of Common Stock subject to such unvested Company RSU, multiplied by (2) $11.00, subject to any required tax withholdings (the “Cash Replacement Company RSU Amounts”), which Cash Replacement Company RSU Amounts will be subject to the same vesting conditions (including continued service requirements and any accelerated vesting on specific terminations of employment) that applied to the cancelled unvested Company RSU, except for terms rendered inoperative by reason of the Merger or for any applicable administrative or ministerial changes.

The foregoing description of the Merger Agreement and related transactions (including, without limitation, the Merger) does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by Rover as Exhibit 2.1 to its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on November 29, 2023 and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On the Closing Date, Rover notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq delist the Common Stock on the Closing Date. As a result, trading of Rover’s Common Stock on Nasdaq was suspended prior to the opening of trading on Nasdaq on the Closing Date. Rover also requested that Nasdaq file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the Common Stock from Nasdaq and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following the effectiveness of the Form 25, Rover intends to file with the SEC a certification and notice of termination on Form 15 to terminate the registration of the Common Stock under the Exchange Act and suspend Rover’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03    Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger, each share of Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was converted, at the Effective Time, into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01    Change in Control of Registrant.

The information set forth in the Introductory Note, Item 1.01, Item 2.01, Item 3.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the consummation of the Merger, a change in control of Rover occurred. Following the consummation of the Merger, Rover became a wholly owned subsidiary of Parent. The total amount of consideration payable to Rover’s equityholders in connection with the Merger was approximately $2.35 billion. The funds used by Parent to consummate the Merger and complete the related transactions came from equity contributions made by certain investment funds managed by Blackstone and proceeds received in connection with debt financing arrangements described in Item 1.01 of this Current Report on Form 8-K.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger, at the Effective Time, Aaron Easterly, Adam Clammer, Jamie Cohen, Venky Ganesan, Greg Gottesman, Scott Jacobson, Kristina Leslie, Erik Prusch, and Megan Siegler each voluntarily resigned from the board of directors of the Company (the “Board”) and from any and all committees of the Board on which they served, and ceased to be directors of the Company. At the Effective Time, and upon the completion of the Merger, Charlie Wickers and Aaron Easterly were appointed as directors of the Company.

Effective at the completion of the Merger, Aaron Easterly, Brent Turner, and Charlie Wickers, who were each officers of the Company immediately prior to the Merger, will continue to be officers of the Company.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, the certificate of incorporation and bylaws of Rover were amended and restated in accordance with the terms of the Merger Agreement. The amended and restated certificate of incorporation and the amended and restated bylaws of Rover are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01    Other Events.
On the Closing Date, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit
2.1
Agreement and Plan of Merger, dated November 29, 2023, by and among Biscuit Parent, LLC, Biscuit Merger Sub, LLC, and Rover Group, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 29, 2023).*

3.1	Amended and Restated Certificate of Incorporation of Rover Group, Inc. (effective February 27, 2024).
3.2	Amended and Restated Bylaws of Rover Group, Inc. (effective February 27, 2024).
99.1	Press Release, dated February 27, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROVER GROUP, INC.

Date: February 27, 2024	By:	/s/ Charlie Wickers
Charlie Wickers
Chief Financial Officer